                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE BISYS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -----------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     3)  Filing Party:

         -----------------------------------------------------------------------

     4)  Date Filed:

         -----------------------------------------------------------------------

                                                                    [BISYS LOGO]

                             THE BISYS GROUP, INC.
                           90 PARK AVENUE, 10TH FLOOR
                            NEW YORK, NEW YORK 10016
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 2002
                            ------------------------

     The Annual Meeting of Stockholders of The BISYS Group, Inc. ("BISYS" or the "Company") will be held at Club 101, located at 101 Park Avenue, New York, New York 10016, on November 14, 2002, at 9:00 a.m., for the following purposes:

     1. To re-elect eight directors to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

     2. To consider and vote upon a proposal to approve the Company's 2003 Employee Stock Purchase Plan;

     3. To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the fiscal year ending June 30, 2003; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 20, 2002 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock outstanding on the record date is entitled to one vote on all matters presented at the Annual Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                          By Order of the Board of Directors

                                          [Kevin J. Dell Signature]
                                          KEVIN J. DELL
                                          Secretary

October 17, 2002

                             THE BISYS GROUP, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 2002

     This Proxy Statement is being furnished to stockholders of record of The BISYS Group, Inc. ("BISYS" or the "Company") as of September 20, 2002 (the "Record Date") in connection with the solicitation by the Board of Directors of BISYS of proxies for the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at Club 101, located at 101 Park Avenue, New York, New York 10016, on November 14, 2002 at 9:00 a.m., and at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement and enclosed form of proxy to stockholders is October 17, 2002.

     As of the Record Date, the Company had outstanding 119,334,571 shares of Common Stock, $.02 par value ("Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present. Directors are elected by a plurality of votes cast. All other matters to properly come before the Annual Meeting require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote with respect to such matters. Abstentions and broker non-votes have no impact on the election of directors except to reduce the number of votes for the nominee(s). With respect to all other proposals, abstentions as to particular proposals will have the same effect as votes against such proposals, whereas broker non-votes are not counted as votes and are not included in calculating the number of votes necessary for approval. Stockholders who hold their shares through a broker (i.e., in "street name") should follow the voting instructions provided by their broker.

     A stockholder may revoke a signed and returned proxy at any time prior to its being voted at the Annual Meeting by giving a written notice of revocation to any of the proxies prior to the Annual Meeting or by the stockholder voting the shares covered by the proxy either by delivering another proxy dated subsequent to the date of the initial proxy or in person at the Annual Meeting.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below. If any other matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote such shares in accordance with their own judgment.

1. ELECTION OF DIRECTORS

     Eight directors are standing for re-election to the Board at the Annual Meeting for terms expiring at the 2003 Annual Meeting. Accordingly, there are eight nominees for election as directors, and proxies may not be voted for a greater number of persons than the eight nominees named herein. All of the directors, other than Mr. Mangum, are independent directors, as determined under the New York Stock Exchange requirements for listed companies. Mr. Mangum, as an executive officer and employee of the Company, is not considered independent. Directors elected at the Annual Meeting will serve until their respective successors are duly elected and qualified.

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the eight nominees for the Board of Directors named below. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares of Common Stock covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by entering the name of such nominee in the space provided for such purpose on the proxy card.

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                                                            SERVED AS
NAME                                                   PRINCIPAL OCCUPATION               DIRECTOR SINCE
----                                                   --------------------               --------------
Lynn J. Mangum............................  Chairman of the Board and Chief Executive          1989
                                            Officer of BISYS
Denis A. Bovin............................  Vice Chairman -- Investment Banking, and           2001
                                            Senior Managing Director, Bear Stearns &
                                            Co. Inc., a financial services firm
Robert J. Casale..........................  Until retirement, Group President,                 1997
                                            Brokerage Information Services, Automatic
                                            Data Processing, Inc., a financial
                                            services processing firm
Thomas A. Cooper..........................  Chairman, TAC Associates, a financial              1997
                                            advisory and investment firm
Jay W. DeDapper...........................  Until retirement, Executive Vice President         1989
                                            (Operations) NL Industries, Inc., a metal,
                                            chemical and petroleum company
John J. Lyons.............................  President and Co-Chief Executive Officer,          1992
                                            Keefe Managers, LLC, a New York City-based
                                            asset management firm and registered
                                            investment company
Thomas E. McInerney.......................  General Partner of Welsh, Carson, Anderson         1989
                                            & Stowe, a New York investment firm
Joseph J. Melone..........................  Until retirement, President and Chief              1999
                                            Executive Officer, The Equitable Cos.,
                                            Inc., an insurance company

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of BISYS:

NOMINEES

     MR. MANGUM, 60, has served as a Director and as Chairman of the Board and Chief Executive Officer of the Company since it was founded in August 1989. Prior to August 1989, he served as a Corporate Vice President of Automatic Data Processing, Inc. ("ADP") and as Division President of ADP's Employer Services National Accounts Division since December 1988. Prior thereto, he served for 22 years in various capacities in ADP's Financial Services Group including, among other positions, Division President of the predecessor company of the Company since 1983.

     MR. BOVIN, 54, joined the Company as a Director in June 2001. Mr. Bovin is Vice Chairman -- Investment Banking, and Senior Managing Director, of Bear Stearns & Co. Inc., a financial services firm. Prior to joining Bear Stearns in 1992, Mr. Bovin spent more than two decades at Salomon Brothers Inc. and headed that firm's Investment Banking Corporate Coverage and Capital Markets Divisions after previously heading the firm's Communications and Technology Group. He is a member of the Board of Directors of Bear Stearns & Co.

     MR. CASALE, 63, has served as a Director of the Company since 1997. Mr. Casale is the former Group President, Brokerage Information Services, of ADP, a position in which he served from 1988 to 1997. His experience also includes serving as Managing Director, Mergers & Acquisitions/Corporate Finance of the High Technology Group of Kidder, Peabody & Co. and more than 10 years in various executive positions with AT&T, including President-elect of AT&T's Special Markets Group, responsible for major joint ventures and partnerships. He is a member of the Board of Directors of The Provident Mutual Life Insurance Company and Wall Street Access, a privately held New York Stock Exchange member firm and Northeast Securities, also a privately held New York Stock Exchange member firm.

     MR. COOPER, 66, has served as a Director of the Company since 1997. Mr. Cooper is and has been Chairman of TAC Associates, a financial advisory and investment firm, since 1996, and Chairman of Flatiron Credit Company, a finance company, since 1997. He previously served since its formation and until 1996 as Chairman of TAC Bancshares, Inc., a holding company formed in 1991 to acquire and operate financial service institutions. From 1993 to 1996, he served as Chairman, President and Chief Executive Officer of Chase Federal Bank, Florida, following the acquisition and merger of Chase Federal Bank and Financial Federal Bank by TAC Bancshares in 1993. He is a member of the Board of Directors of Renaissance Reinsurance, a publicly held reinsurance company.

     MR. DEDAPPER, 78, has served as a Director of the Company since 1989. Prior to his retirement in 1981, he served for more than five years as Executive Vice President (Operations) of NL Industries, Inc., a metal, chemical and petroleum company, and served on its Board of Directors.

     MR. LYONS, 62, has served as a Director of the Company since 1992. Since May 2002, Mr. Lyons has served as President and Co-Chief Executive Officer of Keefe Managers, LLC (a New York City-based asset management firm and registered investment company and successor company to Keefe Managers, Inc., where he served as President and Chief Operating Officer from 1999 to May 2002). From 1997 to 1999 he served as President and Chief Executive Officer of Gateway American Bank of Florida, a community bank headquartered in Ft. Lauderdale, Florida. From 1996 to 1997, Mr. Lyons served as President and Chief Executive Officer of Regent National Bank, Philadelphia, Pennsylvania. He is a director of Gateway American Bancshares, Inc., a publicly held banking company and Donegal Group, Inc., a publicly held insurance company.

     MR. MCINERNEY, 61, has served as a Director of the Company since 1989. Mr. McInerney is, and has been since 1987, a general partner of Welsh, Carson, Anderson & Stowe, a private equity investor specializing in the information processing and healthcare industries, and is a general partner of the respective sole general partners of its associated limited partnerships. He is a director of the following publicly held companies: SpectraSite Holdings Inc., a provider of wireless communication transmitting and receiving facilities; Centennial Communications Corporation, a provider of voice and data communications services; and Savvis Communications Corp., an international network services provider. He is also a director of several private companies.

     MR. MELONE, 71, has served as a Director of the Company since August 1999. He retired as President and Chief Executive Officer of The Equitable Cos., Inc. in 1998, a position in which he served since 1996. He served from 1992 through 1995 as President and Chief Operating Officer of The Equitable upon its formation in 1992 after having served two years in the same position for its principal insurance subsidiary, The Equitable Life Assurance Society of the United States. Prior to joining The Equitable, Mr. Melone served as President of The Prudential Insurance Company of America. He is a member of the Board of Directors of Foster Wheeler Corporation, a publicly held engineering and construction company. He also serves as Chairman of the Board of Horace Mann Educators Corp., a publicly held insurance company.

DIRECTOR COMPENSATION

     Each director is elected annually and holds office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each non-employee director (i.e., each director other than Mr. Mangum) receives a $25,000 annual retainer and a $1,000 fee for personal attendance at each meeting, including committee meetings held other than on the same day as a Board meeting. Mr. Mangum does not receive any compensation for his services as a director. Each non-employee director also receives certain stock options to purchase shares of Common Stock of the Company in consideration of their services as a director. The Company's Non-Employee Directors' Stock Option Plan provides that each non-employee director elected at the 1997 Annual Meeting of Stockholders or initially elected at an Annual Meeting of Stockholders thereafter is granted an option upon such election to purchase 25,000 shares of Common Stock of the Company at the fair market value of a share of Common Stock on the date of grant. Accordingly, at the 1997 Annual Meeting of Stockholders Messrs. Casale, Cooper, DeDapper, Lyons and McInerney were each granted an option to purchase 25,000 shares of Common Stock at an exercise price of $30.25 per share.

Mr. Melone was granted an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $54.50 per share upon his election at the 1999 Annual Meeting of Stockholders, and Mr. Bovin was granted an option to purchase 25,000 shares of Common Stock of the Company at an exercise price of $53.32 per share upon his election at the 2001 Annual Meeting of Stockholders. These options and their exercise prices have since been adjusted for the 2-for-1 stock splits of the Company's Common Stock that occurred in October 2000 and February 2002, respectively (the "Stock Splits"). Each such option vests 20% on the date of grant and 20% upon such director's re-election by stockholders at each subsequent Annual Meeting of Stockholders until such option is fully vested. Each such option is exercisable to the extent vested. A new stock option for an additional 25,000 shares of Common Stock will be granted to a non-employee director upon re-election at the next Annual Meeting of Stockholders following the Annual Meeting at which any prior option becomes fully vested. Options granted at the 1997 Annual Meeting of Stockholders to Messrs. Casale, Cooper, DeDapper, Lyons and McInerney became fully vested upon their re-election at the 2001 Annual Meeting of Stockholders. Accordingly, Messrs. Casale, Cooper, DeDapper, Lyons and McInerney will each be granted an option to purchase 25,000 shares of Common Stock of the Company upon their re-election to the Board of Directors at the Annual Meeting. All stock options under the Non-Employee Directors' Plan are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. After giving effect to the Stock Splits, there are 1,100,000 shares of Common Stock authorized and reserved for issuance in connection with the grant of options under the Non-Employee Directors' Stock Option Plan, of which 292,400 shares are currently available for future option grants.

COMMITTEES AND MEETINGS

     There are three standing committees of the Board of Directors: (i) the Audit Committee, whose current members are Messrs. Cooper, DeDapper and Melone,
(ii) the Compensation Committee, whose current members are Messrs. Casale and Lyons, and (iii) the Nominating and Governance Committee, whose current members are Messrs. Bovine, Melone and McInerney. The charters of each of the Committees, which include descriptions of the functions performed by each of the committees, are included for reference as Exhibits A, B and C hereto. The Audit Committee held five meetings and the Compensation Committee held four meetings during fiscal 2002. The Nominating and Governance Committee was formed in June, the last month of fiscal 2002, and did not hold a meeting during fiscal 2002. The Board of Directors held six meetings during fiscal 2002. All of the Company's directors attended at least 75% of the meetings of the Board of Directors and all committees on which they served during fiscal 2002.

     The Nominating and Governance Committee will consider nominees recommended by stockholders for election as directors of the Company at a future Annual Meeting of Stockholders, but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Nominating and Governance Committee, c/o the Secretary of the Company, 90 Park Avenue, New York, New York 10016. Each such recommendation must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary of the Company no later than the May 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.

OTHER EXECUTIVE OFFICERS

     ANDREW C. CORBIN, 39, serves as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Corbin joined the Company in 1996 and has served in a number of senior finance positions with the Company since that time. He became Chief Financial Officer of the Company in August 2001 at which time he was also elected Senior Vice President and Treasurer. He was promoted to Executive Vice President in August 2002. He also served as Senior Vice President, Finance of both the Company's Investment Services Group and Information Services Group.

     KEVIN J. DELL, 46, serves as Executive Vice President, General Counsel and Secretary. He joined the Company as Vice President, General Counsel and Secretary in 1996 and became a Senior Vice President in 1998 and an Executive Vice President in 1999.

     J. ROBERT JONES, 49, serves as Executive Vice President, Business Development. Mr. Jones joined the Company in 1989 as Vice President, Sales and Marketing. He became Senior Vice President, Business Development in 1996 and was elected to his current position in 1998.

     WILLIAM W. NEVILLE, 48, serves as Executive Vice President and Group President, Information Services, a position to which he was promoted in September 2000. He joined the Company in 1992 as Senior Vice President/General Manager Sales, Eastern Region of the Banking Solutions division and was promoted in 1997 to President of the Banking Solutions division.

     LEONARD L. REYNOLDS, 57, serves as Executive Vice President and Group President, Insurance and Education Services. He joined the Company in July 2000 as Group President, Insurance and Education Services following the Company's acquisition of Ascensus Insurance Services, Inc. and was elected to the position of Executive Vice President later that year. Before joining the Company, he served as President of Ascensus Insurance Services since its founding in 1996.

     MARK J. RYBARCZYK, 47, serves as Executive Vice President, Human Resources. Mr. Rybarczyk joined the Company at the time of its formation in 1989 as Vice President, Human Resources. He became a Senior Vice President in 1993 and an Executive Vice President in 1998.

     DENNIS R. SHEEHAN, 47, serves as President and Chief Operating Officer. He was promoted to this position in August 2001 after serving as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1998. Prior to that time he served as Senior Vice President, Finance of the Company, since 1997. He served in a similar position within the BISYS organization since joining the Company in March 1995 in connection with the acquisition of Concord Holding Corporation, an investment services public company, where he had served since 1992 in various executive officer positions, including Executive Vice President and Chief Financial Officer.

     WILLIAM J. TOMKO, 44, serves as Executive Vice President and Group President, Investment Services, a position to which he was promoted in September 2000. He previously served as President of the BISYS Fund Services division since 1999 and served in various other senior management and executive officer positions with that company since joining BISYS in 1993 following its acquisition of the Winsbury Group, an investment services firm.

     Executive officers serve at the discretion of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3, 4 and 5 submitted to the Company during and with respect to fiscal 2002, all statements of beneficial ownership that were required to be filed with the Securities and Exchange Commission (the "Commission") were timely filed, except that upon a review of Mr. McInerney's filings to reconcile his reported beneficial ownership with his personal records, it was discovered that three transactions that occurred in 1999 had not been timely reported. These transactions were reported on a Form 4 filed in November 2001 that reported (i) a January 11, 1999 sale of 5,000 shares of Common Stock at a sales price of $48.75 per share, (ii) a May 3, 1999 gift of 8,781 shares of Common Stock, and (iii) a July 15, 1999 gift of 1,219 shares of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, based on filings made on Schedule 13G with the Commission for the period ended December 31, 2001, with respect to the shares of Common Stock beneficially owned by stockholders reporting ownership of more than 5% of the shares of Common Stock issued and outstanding as of that date:

                                                               NUMBER OF SHARES    PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   OF CLASS
----------------                                              ------------------   --------
Massachusetts Financial Services Company....................     10,038,298(1)       8.4%
  500 Boylston Street, 15th floor
  Boston, MA 02116

T. Rowe Price Associates, Inc. .............................      7,379,800(2)       6.2%
  100 East Pratt Street
  Baltimore, Maryland 21202

---------------
(1) The stockholder has sole investment power with respect to the shares shown as beneficially owned by it, and sole voting power with respect to 4,838,299 shares and no voting power with respect to the remaining shares shown as beneficially owned by it.

(2) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The stockholder has sole investment power with respect to the shares shown as beneficially owned by it, and sole voting power with respect to 597,500 shares and no voting power with respect to the remaining shares shown as beneficially owned by it.

     The following table sets forth, as of the September 20, 2002 record date, certain information with respect to the shares of Common Stock beneficially owned by (i) each director, (ii) each of the persons for whom compensation information is disclosed below under the heading "Executive Compensation," and
(iii) all the Company's directors and executive officers as a group.

                                                                               NUMBER OF EXERCISABLE STOCK
                                           NUMBER OF SHARES       PERCENT     OPTIONS INCLUDED IN NUMBER OF
BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)(2)   OF CLASS   SHARES BENEFICIALLY OWNED(2)(3)
----------------                       ------------------------   --------   -------------------------------
Lynn J. Mangum(4)....................         1,740,252             1.5%                  909,492
Denis A. Bovin.......................            20,600               *                    20,000
Robert J. Casale.....................            25,000               *                    25,000
Thomas A. Cooper.....................           126,200               *                    37,475
Jay W. DeDapper......................            56,600               *                    54,600
John J. Lyons........................           119,400               *                   107,646
Thomas E. McInerney..................            81,492               *                     5,000
Joseph J. Melone.....................            88,000               *                    80,000
Dennis R. Sheehan....................           634,654               *                   360,440
J. Robert Jones(5)...................           802,424               *                   333,152
Mark J. Rybarczyk....................           803,786               *                   274,492
Kevin J. Dell........................           214,415               *                   147,800
All directors and executive officers
  as a group (16 persons)............         4,761,863             4.0%                2,355,097

---------------
 *  Less than 1%

(1) Each person has sole voting and investment power with respect to the shares shown as beneficially owned by him. Assumes re-election of nominees for Director and the resulting grant and vesting of stock options granted and to be granted pursuant to the Company's Non-Employee Directors' Stock Option Plan. For Messrs. Mangum, Sheehan, Jones, Rybarczyk and Dell, the number of shares beneficially owned does not include the portion of their deferred compensation designated for investment in shares of Common Stock. These shares are not beneficially owned until issued upon distribution in accordance with the Company's Deferred Compensation Plan. As of September 20, 2002, the number of vested shares of Common Stock representing deferred compensation designated for investment in Common Stock by each such person is as follows: Mr. Mangum (77,245); Mr. Sheehan (12,525); Mr. Jones (56,700); Mr. Rybarczyk (43,941); and Mr. Dell (16,670).

(2) Reflects the 2-for-1 stock split of Common Stock effective February 2002.

(3) Represents the number of stock options exercisable as of November 20, 2002 (60 days after the record date for the Annual Meeting), assuming the re-election of Messrs. Casale, Cooper, DeDapper, Lyons and McInerney as Directors and the resulting grant of options to each of them pursuant to the Company's Non-Employee Directors' Stock Option Plan.

(4) Includes 320,000 shares pledged to a securities broker pursuant to a pre-paid forward contract.

(5) Includes 150,000 shares pledged to a securities broker pursuant to a pre-paid forward contract.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended June 30, 2002, 2001, and 2000, certain compensation information as to the Chief Executive Officer, and each of the four most highly compensated executive officers of the Company serving as executive officers at June 30, 2002 ("Named Executive Officers").

                                                            LONG TERM COMPENSATION AWARDS
                                     ANNUAL COMPENSATION    ------------------------------
                                     --------------------                (G)
                                                                SECURITIES UNDERLYING            (I)
                                        (C)        (D)            OPTIONS/SARS(#)(1)          ALL OTHER
            (A)               (B)     SALARY      BONUS     ------------------------------   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)       ANNUAL     RELOAD     TOTAL        ($)(2)
---------------------------   ----   ---------   --------   --------   --------   --------   ------------
Lynn J. Mangum..............  2002    735,577    900,000    100,000    105,151    205,151      500,818
  Chairman of the Board, and  2001    661,808    756,000     90,000    332,635    422,635      708,411
  Chief Executive Officer     2000    595,057    605,000     85,000     72,616    157,616       37,797
Dennis R. Sheehan...........  2002    406,359    480,000     65,000     59,662    124,662       83,653
  President and Chief         2001    337,750    350,000     50,000     85,341    135,341      125,996
  Operating Officer           2000    277,768    315,000     40,000     14,500     54,500       13,297
J. Robert Jones.............  2002    306,154    375,000     50,000     34,861     84,861      197,299
  Executive Vice President,   2001    284,346    340,000     40,000     96,845    136,845      293,754
  Business Development        2000    256,385    310,000     40,000     16,000     56,000       32,284
Mark J. Rybarczyk...........  2002    285,192    245,000     40,000     34,190     74,190      141,611
  Executive Vice President,   2001    256,519    220,000     35,000     89,027    124,027      211,761
  Human Resources             2000    212,769    220,000     30,000     14,129     44,129       27,346
Kevin J. Dell...............  2002    324,231    280,000     40,000     70,109    110,109       27,523
  Executive Vice President,   2001    290,577    240,000     40,000     19,475     59,475       98,855
  General Counsel and         2000    244,577    210,000     30,000        615     30,615       12,850
  Secretary

---------------

(1) The number of options shown for each fiscal year reflects the actual number of total options granted (annual grants and reload grants) during such fiscal year as of the date of grant and does not reflect the 2-for-1 stock splits of the Common Stock in October 2000 and February 2002. The split-adjusted number of stock options and exercise price for stock options granted in fiscal 2002 is set forth below under the heading "Stock Options Granted in Fiscal 2002."

(2) For fiscal years 2000, 2001 and 2002 includes (i) the Company's matching contribution under the Company's 401(k) Plan as follows: Mr. Mangum ($5,250; $5,250 and $5,500); Mr. Sheehan ($5,600; $6,225 and $5,500); Mr. Jones
    ($5,300; $5,700 and $5,500); Mr. Rybarczyk ($5,600; $5,250 and $5,625); and
    Mr. Dell ($5,276; $5,014 and $5,625); (ii) the economic value of a "split dollar" life insurance policy as follows: Mr. Mangum ($4,297; $4,668 and $5,357); Mr. Sheehan ($822; $923 and $1,030); Mr. Jones ($984; $1,106 and
    $1,284); Mr. Rybarczyk ($746; $833 and $959); and Mr. Dell ($824; $948 and
    $1,058); (iii) the value of the Company's matching contribution under the Company's voluntary executive deferred compensation plan as follows: Mr. Mangum ($28,250; $36,500 and $47,800); Mr. Sheehan ($6,875; $7,875 and
    $8,750); Mr. Jones ($26,000; $30,000 and $32,500); Mr. Rybarczyk ($21,000;
    $24,250 and $25,500); and Mr. Dell ($6,750; $9,450 and $15,840). For fiscal year 2001 and 2002, includes a bonus estimated to cover the interest payable on a loan made to each of the Named Executive Officers in 1999 to pay the exercise price of certain stock options and related income taxes, grossed up to cover the income taxes payable in respect of such bonus as follows: Mr. Mangum ($661,993 and $442,161); Mr. Sheehan ($110,973 and $68,373); Mr.
    Jones ($256,948 and $157,965); Mr. Rybarczyk ($181,429 and $109,527); and
    Mr. Dell ($83,443 and $0; the loan was repaid in full during fiscal year
    2001).

                      STOCK OPTIONS GRANTED IN FISCAL 2002

     The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended June 30, 2002. The number of securities underlying the options granted and the exercise price reflect the 2-for-1 split of the Company's Common Stock effective February 2002. The per share exercise price for all options is the last sale price on the trading day immediately prior to the option grant. The first grant shown for each named Executive Officer represents the annual grant under the Company's stock option plans. The remaining options were granted under the Company's reload program (designated by the letter "R") in connection with the exercise of previously granted vested options. Under this program, options holders may use BISYS common stock to pay the exercise price of their options and have shares otherwise issuable upon such exercise to be withheld for the payment of income taxes due as a result of the exercise. They then receive a new reload option to make up for the shares they used to exercise the option or had withheld to pay applicable withholding taxes. Reload options maintain the option holder's commitment to BISYS by maintaining as closely as possible the holder's aggregate net equity position -- the sum of shares owned and shares subject to option. The issuance of a reload option is not a new discretionary grant by BISYS. Rather, the issuance results from rights granted to the option holder pursuant to the reload program as part of the initial option grant. Reload options vest and become exercisable six months after their date of grant. The expiration date of the reload option is the same as that of the initial underlying stock option grant.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                        NUMBER OF       OPTIONS/SARS                                 AT ASSUMED ANNUAL RATES OF
                        SECURITIES         GRANTED        EXERCISE                  STOCK PRICE APPRECIATION FOR
                        UNDERLYING     TO EMPLOYEES IN    OR BASE                           OPTION TERM
                       OPTIONS/SARS      FISCAL YEAR       PRICE      EXPIRATION    ----------------------------
NAME                    GRANTED(1)           (#)           ($/SH)        DATE        5% ($)(2)       10% ($)(2)
----                   ------------    ---------------    --------    ----------    -----------     ------------
Lynn J. Mangum.......     200,000           5.38           28.30       8/28/2011     3,559,544       9,020,582
                           28,200R          0.76           26.83       8/15/2006       209,036         461,916
                           35,152R          0.95           26.83       8/14/2007       320,754         727,681
                           37,564R          1.01           26.83       8/20/2008       410,293         956,157
                           50,890R          1.37           26.83       8/20/2009       651,907       1,561,432
                           58,496R          1.57           26.83       8/17/2010       865,281       2,131,228
Dennis R. Sheehan....     130,000           3.50           28.30       8/28/2011     2,313,703       5,863,379
                              694R          0.02           26.83       8/15/2006         5,144          11,368
                            8,728R          0.23           26.83      11/14/2006        64,697         142,964
                           13,324R          0.36           26.83       8/14/2007       121,578         275,820
                           22,166R          0.60           26.83       2/26/2008       202,260         458,858
                           16,808R          0.45           26.83       8/20/2008       183,585         427,832
                           25,700R          0.69           26.83       8/20/2009       329,220         788,540
                           31,904R          0.86           26.83       8/17/2010       471,928       1,162,382
J. Robert Jones......     100,000           2.69           28.30       8/28/2011     1,779,772       4,510,291
                            7,344R          0.20           26.83       8/14/2007        67,012         152,028
                           15,776R          0.42           26.83       8/20/2008       172,313         401,564
                           22,062R          0.59           26.83       8/20/2009       282,617         676,917
                           24,540R          0.66           26.83       8/17/2010       362,999         894,084
Mark J. Rybarczyk....      80,000           2.15           28.30       8/28/2011     1,423,817       3,608,233
                           12,276R          0.33           26.83       8/15/2006        90,997         201,081
                            4,944R          0.13           26.83       8/14/2007        45,113         102,346
                           13,148R          0.35           26.83       8/20/2008       143,609         334,670
                           16,546R          0.45           26.83       8/20/2009       211,956         507,672
                           21,466R          0.58           26.83       8/17/2010       317,528         782,087

                                         % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                        NUMBER OF       OPTIONS/SARS                                 AT ASSUMED ANNUAL RATES OF
                        SECURITIES         GRANTED        EXERCISE                  STOCK PRICE APPRECIATION FOR
                        UNDERLYING     TO EMPLOYEES IN    OR BASE                           OPTION TERM
                       OPTIONS/SARS      FISCAL YEAR       PRICE      EXPIRATION    ----------------------------
NAME                    GRANTED(1)           (#)           ($/SH)        DATE        5% ($)(2)       10% ($)(2)
----                   ------------    ---------------    --------    ----------    -----------     ------------
Kevin J. Dell........      80,000           2.15           28.30       8/28/2011     1,423,817       3,608,233
                           12,584R          0.34          30.845       8/14/2007       132,009         299,484
                           13,454R          0.36          30.845       8/20/2008       168,942         393,707
                            9,762R          0.26          30.845       8/20/2009       143,766         344,345
                            5,569R          0.15           33.31      11/14/2006        39,977          86,092
                           10,896R          0.29           33.31       8/14/2007       100,275         221,582
                            5,639R          0.15           33.31       8/20/2008        63,882         144,926
                            6,733R          0.18           33.31       8/20/2009        91,303         212,775
                           23,372R          0.63           33.31       8/17/2010       371,709         890,308

---------------

(1) "R" designates that the option was granted under the Company's reload program in connection with the exercise of previously granted options.

(2) The dollar amounts under these columns are based on the assumed appreciation rates of 5% and 10%. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended June 30, 2002 and unexercised options held at the end of the fiscal year based on the last sale price of a share of Common Stock on June 29, 2002 (the last trading day of the fiscal year) of $33.30.

                                SHARES                      NUMBER OF SECURITIES
                               ACQUIRED                    UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                  ON                       OPTIONS/SARS AT FISCAL      IN-THE-MONEY OPTIONS AT
                               EXERCISE      VALUE              YEAR END (#)             FISCAL YEAR END ($)
NAME                             (#)      REALIZED ($)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                           --------   ------------   --------------------------   --------------------------
Lynn J. Mangum...............  296,000     $4,454,649      625,492        848,000      $3,747,996    $13,739,250
Dennis R. Sheehan............  184,304     $2,598,848      330,996        482,000      $3,814,315    $7,594,335
J. Robert Jones..............  215,916     $4,077,354      201,152        396,000      $1,431,699    $6,333,789
Mark J. Rybarczyk............  228,924     $4,878,142      190,156        324,000      $1,367,505    $5,186,941
Kevin J. Dell................  140,310     $2,329,122       35,800        392,209      $   87,889    $5,460,240

EQUITY COMPENSATION TABLE

                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                   WEIGHTED-AVERAGE     FOR FUTURE ISSUANCE
                                            NUMBER OF SECURITIES   EXERCISE PRICE OF       UNDER EQUITY
                                             TO BE ISSUED UPON        OUTSTANDING       COMPENSATION PLANS
                                                EXERCISE OF            OPTIONS,        (EXCLUDING SECURITIES
                                            OUTSTANDING OPTIONS,     WARRANTS, AND         REFLECTED IN
                                            WARRANTS, AND RIGHTS        RIGHTS              COLUMN (A))
PLAN CATEGORY                                       (A)                   (B)                   (C)
-------------                               --------------------   -----------------   ---------------------
Equity compensation plans approved by
  security holders........................       13,403,306             $18.87               8,002,280
Equity compensation plans not approved by
  security holders........................           23,927(1)          $    0(1)               50,000(2)
Total.....................................       13,427,233             $18.87               8,052,280

---------------

(1) Represents treasury shares of Common Stock contributed by the Company as matching employer contributions to the accounts of certain participants in the Company's voluntary executive deferred compensation plan and vested pursuant to the provisions of such plan, based on the participant's designated investment of deferred compensation in shares of Common Stock.

(2) Represents an estimate of the treasury shares of Common Stock that may be contributed as matching employer contributions to the accounts of certain participants in the Company's voluntary executive deferred compensation plan for future designated investments of participant deferred compensation in shares of Common Stock and that may be vested over the next three years.

LOANS TO EXECUTIVE OFFICERS

     The Board of Directors approved and the Company made loans to the Named Executive Officers in November 1999 to assist them in exercising non-qualified stock options, retaining the underlying shares and paying the applicable taxes resulting from such exercises. These are the only loans made by the Company to executive officers, and no portion of the loans has been forgiven. The Board of Directors determined, prior to the recent adoption of the Sarbanes-Oxley Act, which generally prohibits loans to executive officers, that the loans served the intended purpose to assist executive officers in increasing their equity ownership interest in the Company and to reduce the market overhang resulting from unexercised stock options, and that no future loans would be made to executive officers. The table below sets forth the loan principal for each officer and the number of shares acquired at the time of the loans using the loan proceeds to pay a portion of the exercise price and the applicable withholding taxes. A portion of the exercise price was paid using shares beneficially owned by the executive officer pursuant to the Company's reload program. Of the approximately $11.3 million in principal amount of the loans, approximately $6.8 million was used to pay the option exercise price. The remaining principal amount of approximately $4.5 million was used to pay withholding taxes resulting from the option exercises. Since the options exercised were non-qualified options, the resulting compensation expense was deductible by the Company for corporate income tax purposes. These loans are full recourse and are secured by that number of the shares of the Company's Common Stock acquired pursuant to the exercise of the option representing up to 120% of the principal amount of the loan. The principal is repayable the later of five years from the date of the loan or the expiration date of the option exercised using such loan proceeds. Accordingly, portions of the loans are repayable from time to time by each of the executive officers commencing September 2004 and resulting in repayment in full not later than August 2007 for Messrs. Mangum, Jones and Rybarczyk and not later than February 2008 for Mr. Sheehan. The loans are also repayable within one year of the employee's death or termination of employment due to disability and within 30 days of voluntary resignation. The Board of Directors has authorized a payment to each loan recipient to cover the interest payable on the loans together with any additional individual income taxes, if any, incurred by such individual as a result of such payment to the extent that such income is not offset by the deductibility of the loan interest. The payment is grossed up to cover any additional taxes resulting from such payment. The dollar amount of these payments to each of the loan recipients is shown in the Executive Compensation table. Mr. Dell repaid his loan in full in November 2000.

                                                                              NUMBER OF SHARES OF
NAME                                                      LOAN PRINCIPAL    COMMON STOCK ACQUIRED(1)
----                                                      --------------    ------------------------
Lynn J. Mangum..........................................    $5,636,968              181,407
Dennis R. Sheehan.......................................    $  941,476               32,228
J. Robert Jones.........................................    $2,479,051               91,583
Mark J. Rybarczyk.......................................    $1,718,879               52,702
Kevin J. Dell...........................................    $  570,172               14,257

---------------

(1) The number of shares shown reflects the actual number of shares acquired at such time and does not reflect the 2-for-1 stock splits in October 2000 and February 2002 effected after the acquisition of the shares by such executive officers.

EMPLOYMENT AGREEMENTS

     The Company does not have employment agreements with any of the Named Executive Officers. The Company has entered into Key Executive Separation Agreements with its executive officers. The Agreements provide for certain lump sum severance payments in the event of termination other than for cause or following a change in control of the Company. For terminations other than for cause, the executive would receive one time (one and one-half times in the case of Mr. Mangum) the sum of (i) his then current base salary and (ii) the greater of his then current fiscal year "at Plan" annual incentive target amount or the immediately prior year's annual incentive compensation settlement amount (such sum, prior to being multiplied, referred to as the "Applicable Severance Amount"). For terminations after a change in control, the executive would receive two times (three times in the case of Mr. Mangum) his Applicable Severance Amount. In the event of a change in control of the Company, the executive may unilaterally terminate his employment with the Company for any reason during the first 12 months after the change in control and, under certain circumstances, during the 13th through 36th month after the change in control. In the event of such termination of employment, the executive officer would receive a lump sum severance payment equal to two times (three times in the case of Mr. Mangum) his Applicable Severance Amount. The Agreement does not provide any guarantee of employment or any other terms and conditions of employment.

     Pursuant to the terms of their stock option agreements, in the event of a change in control of the Company, all options then granted to the executive officers of the Company become automatically vested, to the extent not previously vested, as of the effective date of such change in control.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors addresses all issues relating to executive officer compensation. The Compensation Committee acts under a written charter approved and adopted by the Board of Directors. A copy of the charter is annexed to the Proxy Statement as Exhibit B. The Compensation Committee, which for fiscal 2002 was comprised of Messrs. Lyons and Casale, approves base salary and incentive compensation plans for executive officers reporting to the chief executive officer and other senior executives with a base salary in excess of a designated amount, and reviews and recommends base salary and incentive compensation plans for Mr. Mangum, Chairman and Chief Executive Officer, for final approval by the Board of Directors. Mr. Mangum does not participate in decisions of the Board regarding his compensation. The Compensation Committee also establishes stock option plan participation levels for all employees, including executive officers.

     The components of the Company's executive compensation program consist of base salary, annual cash incentive plans and stock options. The Company's executive compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the information, investment, and insurance and education services industries, as well as within a broader spectrum of companies of comparable size and complexity. Competitive compensation information is determined from published sources as well as independent consultants. Annually, total compensation for executive officers is compared to a peer group of companies, many of which are in the peer group index used to measure and compare cumulative shareholder return on an investment in the Company's Common Stock under the heading "Performance Graph" included in this proxy statement. The Company's philosophy is to target base salary and incentive compensation for its executive officers at the median of this peer group, with actual total compensation falling above or below this target based on each executive's experience, time in position, skills and individual performance as well as the performance of the applicable business group and the Company as a whole. The Company's compensation program is structured and administered to support the Company's business mission and to generate favorable returns for its stockholders.

     The Committee's policy with respect to the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility wherever practicable. The Company's annual incentive plan for executive officers and its stock option plans have been approved by shareholders pursuant to the requirements of Section 162(m). In the event that any compensation payable to executives covered by Section 162(m) may not be deductible by the Company, the Committee may require that such compensation be deferred until such time as it would become deductible.

     BASE SALARY. Each executive officer's base salary is derived primarily through an analysis of appropriate industry and competitive labor markets for executive officer services, prepared at the direction of the

Committee by the Company's Human Resources department with the advice of independent consultants. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more or less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall financial and strategic performance of the Company compared to target objectives.

     INCENTIVE COMPENSATION PLAN. For each executive officer, a cash incentive compensation plan is established at the beginning of each fiscal year in connection with the establishment of the Company's strategic plans and annual operating budgets. Each individual's plan typically establishes a range of minimum, "at Plan" and maximum incentive compensation and a number of performance objectives. The performance objectives typically include earnings per share growth, the financial performance of an executive's business unit, and various other measurable financial and non-financial objectives. Incentive compensation earned is determined following completion of the fiscal year based on performance compared to objectives. Incentive compensation in excess of the established range may be paid where the executive has achieved outstanding accomplishments during the fiscal year. For fiscal year 2002, the Company and each of the Named Executive Officers met or exceeded "at Plan" performance objectives, resulting in the bonus compensation set forth in the Executive Compensation Table.

     STOCK OPTION AWARDS. The Company maintains stock option plans that are designed to align executive employees' and stockholders' interests in the enhancement of stockholder value. In formulating recommendations for stock option awards, the Compensation Committee evaluates the dilutive impact of additional stock options, the Company's overall financial performance for the year, the executive's performance during the prior fiscal year, the desirability of long-term service from an executive officer and the number of options held by such officer and the terms of those options as well as the number of options and the terms of the options held by other executives of the Company with the same, more or less responsibility than the executive officer under consideration. To encourage long-term performance, stock options typically vest over a five-year period and remain exercisable for ten years. All stock option awards are subject to the execution of a restrictive covenant agreement by the optionee.

     CEO COMPENSATION. Compensation for Mr. Mangum, the Company's Chairman and Chief Executive Officer, is generally based on the same criteria used for executive officers generally, including an analysis of chief executive officer compensation of comparable companies. Effective September 1, 2001, the Committee recommended and the Board of Directors approved an increase in Mr. Mangum's annual salary from $675,000 to $750,000, an 11% increase. In deciding on the increase, the Committee considered Mr. Mangum's outstanding individual performance and contributions to the Company's sustained 15-20% annual growth in revenue and earnings over the past several years and relative performance compared to its peer group of companies. Mr. Mangum's $900,000 incentive compensation for fiscal year 2002 reflects favorable achievement of the performance objectives established under his cash incentive plan, particularly revenue and earnings per share growth, and the strategic positioning of the Company, the key determinants of Mr. Mangum's incentive compensation under his cash incentive plan. Mr. Mangum was granted a stock option to purchase 100,000 shares of Common Stock of the Company in August 2001 at an exercise price of $56.60 per share, the fair market value of a share of Common Stock on the date of grant. (As a result of the 2-for-1 stock split of the Company's Common Stock in February 2002, the option today represents the right to purchase up to 200,000 shares of Common Stock at an exercise price of $28.30 per share.)

Submitted by the Compensation Committee of the Board of Directors:
                                                    John J. Lyons, Chairman
                                                    Robert J. Casale

                             CERTAIN RELATIONSHIPS

     Mr. McInerney owns indirectly in excess of ten percent of the outstanding equity interests in Matrix Settlement & Clearance Services LLC (Matrix). Matrix provides settlement and clearing services for trades made by participants in certain retirement plans for which BISYS Retirement Services is the record keeper. During fiscal year 2002, the Company paid Matrix approximately $1.7 million for such services, which amount represents in excess of five percent of Matrix's consolidated gross revenues for its last fiscal year. The Company anticipates that it will pay Matrix approximately $2.7 million for such services in fiscal year 2003, and anticipates that such amount will represent in excess of five percent of the consolidated gross revenues of Matrix for such period.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee during fiscal year 2002 were John J. Lyons and Robert J. Casale. Each is an independent director of the Company, as determined under the New York Stock Exchange requirements for listed companies, and neither is a current or former employee of the Company. There were no Compensation Committee interlocks or insider participation during fiscal year 2002.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change over the past five fiscal years in the cumulative shareholder return (assuming the reinvestment of dividends) of the Company's Common Stock with the cumulative total returns of both a broad equity market index (S&P MidCap 400 Index) and a peer group index (S&P 1500 Data Processing Service Index).

                                                                                                         S&P 1500 COMPOSITE SVS.
                                                    BISYS GROUP, INC.         S&P MIDCAP 400 INDEX       (DATA PROCESSING) INDEX
                                                    -----------------         --------------------       -----------------------
1997                                                     100.00                      100.00                      100.00
1998                                                      98.20                      127.10                      121.00
1999                                                     140.10                      149.00                      149.60
2000                                                     147.30                      174.30                      177.00
2001                                                     282.60                      189.70                      205.80
2002                                                     319.00                      180.80                      189.10

     Assumes $100 invested on June 30, 1997 in BISYS Common Stock and each of the broad market and published industry group indices.

--------------------------------------------------------------------------------
                       6/30/97   6/30/98   6/30/99   6/30/00   6/30/01   6/30/02
--------------------------------------------------------------------------------
 BISYS GROUP, INC.      $100      $98.2    $140.1    $147.3    $282.6    $319.0
 S&P MIDCAP 400
  INDEX                 $100     $127.1    $149.0    $174.3    $189.7    $180.8
 S&P 1500 COMPOSITE
 SVS.
 (DATA PROCESSING)
 INDEX                  $100     $121.0    $149.6    $177.0    $205.8    $189.1

     The above report of the Compensation Committee, including the Performance Graph, is not deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates such report or graph by reference.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of the Directors of the Company is comprised of three independent Directors and acts under a written charter approved by the Board of Directors. A copy of that charter is attached to this Proxy Statement as Exhibit A. The members of the Committee are Messrs. DeDapper (Chairman), Cooper and Melone, each of whom is independent, as determined under the New York Stock Exchange requirements for listed companies.

     Management has primary responsibility for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

     In fulfilling its oversight responsibilities, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements, to be set forth in the Company's 2002 Report to Stockholders and the Company's Annual Report on Form 10-K for the year ended June 30, 2002, with management and the independent auditors. The Audit Committee also discussed with PricewaterhouseCoopers LLP, independent accountants for the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepting accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, filed with the Commission.

Submitted by the Audit Committee of the Company's Board of Directors:
                                               Jay W. DeDapper, Chairman
                                               Thomas A. Cooper
                                               Joseph J. Melone

                            AUDIT AND NON AUDIT FEES

     AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers for audit services for the year ended June 30, 2002, including fees for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such year, were $700,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PricewaterhouseCoopers did not render services related to financial information systems design and implementation for the year ended June 30, 2002.

     ALL OTHER FEES. Aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the year ended June 30, 2002 were $1.9 million, including audit-related services fees of $800,000 and tax compliance and tax consulting fees of approximately $1.0 million. Audit-related services generally include service auditor reviews, employee benefit plan audits, business acquisitions, accounting consultations and assistance provided in connection with filings made under the Securities Act.

     The Audit Committee considered and determined that the provision of non-audit services by PricewaterhouseCoopers was compatible with maintaining the firm's independence.

2. APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

     On August 15, 2002, the Board of Directors of the Company adopted, subject to stockholder approval, The BISYS Group, Inc., 2003 Employee Stock Purchase Plan (the "2003 Plan"). Under the 2003 Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), options to purchase shares of Common Stock ("Employee Options") will be granted to eligible employees of the Company. The Board of Directors believes that the grant of Employee Options is an important incentive for attracting, retaining and motivating employees through the opportunity of equity participation. The 2003 Plan is intended to serve this function. A copy of the 2003 Plan is attached to this Proxy Statement as Exhibit
D. The principal features of the 2003 Plan are summarized below.

VOTE REQUIRED FOR APPROVAL

     The 2003 Plan will be submitted to stockholders for their approval at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2003 Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2003 PLAN.

SUMMARY OF THE 2003 PLAN

     An aggregate of 700,000 shares of Common Stock have been reserved for issuance upon the exercise of Employee Options granted under the 2003 Plan, subject to stockholder approval of the 2003 Plan. If approved by stockholders, the 2003 Plan will become effective on January 1, 2003. The 2003 Plan will terminate on December 31, 2003, unless terminated earlier by the Board of Directors. The approximately 4,700 employees, who are regularly scheduled to work for the Company, or its subsidiaries, at least 20 hours per week and who have completed one month of employment as of January 1, 2003 for the Company, or its subsidiaries, will be eligible to receive Employee Options. In addition, any persons who become employees of the Company during 2003 by virtue of a merger or acquisition (whether such transaction involves the acquisition of stock or assets, an "Acquisition") and who meet the remaining eligibility requirements ("Acquired Employees") will be eligible to be granted Employee Options as of the first day of the calendar quarter following such Acquisition. The maximum number of shares that may be purchased by any participant under the 2003 Plan will be equal to $25,000 divided by the fair market value of a share of Common Stock on the effective date of grant (i.e., the last sale price of the Common Stock on the New York Stock Exchange on the trading day immediately prior to the date of grant). No employee will be granted an Employee Option if (i) immediately after such grant such employee would own stock possessing 5% or more (including stock subject to outstanding options) of the total combined voting power or value of all classes of stock of the Company; or (ii) the exercise of such Employee Option would result in the employee acquiring a cumulative total of more than 2,500 shares of Common Stock under the 2003 Plan. In the event that any outstanding Employee Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Employee Option will be available for issuance under the 2003 Plan.

     Under the 2003 Plan, the exercise price of an Employee Option will be the lower of: (i) 85% of the fair market value of a share of Common Stock on January 1, 2003 (or, in the case of Acquired Employees, the fair market value of the Company's Common Stock on the effective date of grant, if higher) based upon the last sale price of a share of Common Stock on the New York Stock Exchange on the most recent prior trading day or (ii) 85% of the fair market value of a share of Common Stock on December 31, 2003, based upon the last sale price of a share of Common Stock on the New York Stock Exchange on December 31, 2003. All Employee Options will be considered exercised on December 31, 2003.

     The Compensation Committee of the Board of Directors will administer the 2003 Plan. The Committee's authority to administer the 2003 Plan includes the authority to (i) interpret the 2003 Plan and decide any matters arising thereunder, and (ii) adopt such rules and regulations consistent with the provisions of the 2003

Plan, as it may deem advisable to carry out the purposes of the 2003 Plan. The Company is responsible for all expenses and liabilities incurred by the Board of Directors or the Committee in administering the 2003 Plan.

     The 2003 Plan provides that Employee Options are not transferable other than by will or by the laws of descent and distribution, and during an optionee's lifetime an Employee Option is exercisable only by an optionee. In the event that after the adoption of the 2003 Plan the outstanding shares of the Company's Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding Employee Option and the number of shares for which Employee Options may be granted under the 2003 Plan will be appropriately adjusted (to the nearest possible full share) by the Board of Directors, and such adjustment shall be effective and binding for all purposes. Notwithstanding the foregoing, the Board may make such adjustment as it deems equitable in respect of outstanding Employee Options, including, without limitation, the revision or cancellation of any outstanding Employee Options, in the event of an offer to acquire the outstanding shares of the Company or a transaction involving the sale of all or substantially all of the assets of the Company.

     The market value of the Common Stock as of the close of business on September 20, 2002, as reflected by the last sale price of a share of Common Stock on the New York Stock Exchange, was $18.60 per share. The decision whether to participate in the 2003 Plan, and the extent of such participation, is in the discretion of each eligible employee and, thus, the amount of Employee Options to be granted is presently not determinable. To date, no Employee Options under the 2003 Plan have been granted.

FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of the Employee Options issuable under the 2003 Plan are complex. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Employee Options granted pursuant to the 2003 Plan are intended to qualify as options issued under an "employee stock purchase plan" within the meaning of
Section 423 of the Code. If an optionee makes no disposition of the shares acquired pursuant to the exercise of an Employee Option within two years from the date of grant of the option, then (i) such optionee will realize no taxable income as a result of the grant or exercise of such Employee Option, and (ii) on the subsequent disposition of the shares received upon exercise of the Employee Option or the death of the optionee, the optionee generally will realize ordinary compensation income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition or death over the exercise price, or (b) 15% of the fair market value of the shares at the time the Employee Option was granted. In the case of such a disposition, the optionee's basis in the shares will be increased by the amount of ordinary compensation so realized, with the result that the optionee generally will realize long-term capital gain or loss equal to the difference, if any, between the proceeds realized from the disposition over the sum of (x) the exercise price and (y) the amount of ordinary compensation income realized. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the Employee Options, the transfer of shares upon their exercise or the disposition of those shares.

     If shares subject to an Employee Option are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the fair market value of the shares on the date of exercise generally will be treated as short-term capital gain.

3. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the fiscal year ending June 30, 2003, subject to the ratification of such appointment by stockholders at the Annual Meeting. This firm and Coopers & Lybrand L.L.P. (which merged with Price Waterhouse LLP in 1998 to form PricewaterhouseCoopers LLP) have audited the Company's financial statements since the Company's inception in 1989.

     The Board will consider appointing other independent auditors in the event stockholders do not ratify the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

VOTE REQUIRED FOR RATIFICATION

     The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the auditors of the Company for fiscal 2003 must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion. The Company's Annual Report to Stockholders for the year ended June 30, 2002 is being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) and Georgeson Shareholder, Inc., a proxy solicitor (for an estimated total cost to the Company of $5,000), may solicit the return of proxies by telephone, telegram, facsimile and other electronic means or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

     If any stockholder of the Company intends to present a proposal for consideration at the 2003 Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 90 Park Avenue, New York, New York 10016, Attention: Secretary, not later than June 20, 2003.

DISCRETIONARY AUTHORITY

     A duly executed proxy given in connection with the Company's Annual Meeting of Stockholders in 2003 will give each of the proxies named therein discretionary authority to vote on any matter of which the Company does not have written notice on or before September 2, 2003 (forty-five days prior to the anniversary date on which the Company is first mailing its proxy materials for its 2002 Annual Meeting), without advice as to the nature of such matter in the Company's 2003 Proxy Statement.

ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002, FILED BY THE COMPANY WITH THE COMMISSION, WILL BE FURNISHED (WITHOUT EXHIBITS), WITHOUT CHARGE TO ANY PERSON REQUESTING A COPY THEREOF IN WRITING AND STATING THAT SUCH PERSON IS A BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ON SEPTEMBER 20, 2002, THE RECORD DATE FOR THE ANNUAL MEETING OF STOCKHOLDERS. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO THE BISYS GROUP, INC., 90 PARK AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SECRETARY.

                                                                       EXHIBIT A

                                                       Effective August 15, 2002

                             THE BISYS GROUP, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements.

COMMITTEE MEMBERSHIP

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The Audit Committee shall consult with management but shall not delegate these responsibilities.

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, the internal auditor and the independent auditor in separate executive sessions at least quarterly.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     Without limiting the generality of the foregoing, the Audit Committee, to the extent it deems necessary or appropriate, shall:

  Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

      2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

      3. Discuss with management and the independent auditor significant financial reporting issues on judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

      4. Discuss with management the Company's earnings press release, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

      5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

      6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

      7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

         (a) The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by
             the independent auditor, internal auditors or management.

         (b) The management letter provided by the independent auditor, if any, and the Company's response to that letter.

         (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      8. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  Oversight of the Company's Relationship with the Independent Auditor

      9. Review the experience and qualifications of the senior members of the independent auditor's team.

     10. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years in respect of one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

     11. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's accounts.

  Oversight of the Company's Internal Audit Function

     12. Review the appointment and replacement of the senior internal audit executive.

     13. Review the significant reports to management prepared by the internal audit department and management's responses.

     14. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the activities of the internal audit department.

  Compliance Oversight Responsibilities

     15. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     16. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

     17. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                       EXHIBIT B

                                                       Effective August 15, 2002

                             THE BISYS GROUP, INC.

                         COMPENSATION COMMITTEE CHARTER

PURPOSE

     The Compensation Committee is appointed by the Board to discharge the Board's responsibilities relating to compensation of the Company's directors and executive officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

     The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

COMMITTEE MEMBERSHIP

     The Compensation Committee shall consist of no fewer than two members. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange.

     The Board shall appoint the members of the Compensation Committee on the recommendation of the Nominating Committee. Compensation Committee members may be replaced by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     1. The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     2. The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and recommends to the Board of Directors for its approval the CEO's compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

     3. The Compensation Committee shall annually review and approve, for the CEO, executive officers reporting to the CEO, and other senior executives of the Company with a base salary in excess of $500,000, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

     4. The Compensation Committee shall administer the Company's annual Employee Stock Purchase Plan.

     5. The Compensation Committee shall review any newly proposed, significant compensation programs or process that affect the welfare of all, or the substantial majority of, the Company's workforce.

     6. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

     7. The Compensation Committee shall make regular reports to the Board.

     8. The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

                                                                       EXHIBIT C

                                                       Effective August 15, 2002

                             THE BISYS GROUP, INC.

                   NOMINATING & GOVERNANCE COMMITTEE CHARTER

PURPOSE

     The Nominating and Governance Committee (the "Committee") of the Board of Directors of The BISYS Group, Inc. is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of stockholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board's performance; and (4) to recommend to the Board director nominees for each committee.

COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.

     The members of the Committee shall be appointed and replaced by the Board.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     1. The Committee shall have the sole authority to retain and terminate any firm to be used to identify director candidates (e.g., search firm, law firm, accounting firm or other similar professional firm) and shall have sole authority to approve such firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors in connection with the performance of its duties and responsibilities.

     2. The Committee shall actively seek individuals qualified to become board members for recommendation to the Board.

     3. The Committee shall make an annual report to the Board on CEO succession planning. The entire Board will work with the Committee to nominate and evaluate potential successors to the CEO. The CEO shall at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

     4. The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year.

     5. The Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

     6. The Committee may form and delegate authority to subcommittees when appropriate.

     7. The Committee shall make regular reports to the Board.

     8. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

                                                                       EXHIBIT D

                             THE BISYS GROUP, INC.

                       2003 EMPLOYEE STOCK PURCHASE PLAN

     SECTION 1. Purpose. The purpose of The BISYS Group, Inc. 2003 Employee Stock Purchase Plan (the "Plan") is to promote the interests of The BISYS Group, Inc., a Delaware corporation (the "Company") and any Subsidiary thereof (as hereinafter defined), and its stockholders by providing an opportunity to certain current employees of the Company or any Subsidiary thereof to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and to encourage such employees to devote their best efforts to the business and financial success of the Company. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423.

     SECTION 2. Definitions. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.01. "Base Pay" shall be determined as of the pay period immediately preceding the first business day of December 2002 by multiplying the normal biweekly rate of a salaried Employee by 26 or the hourly rate of an hourly Employee by such Employee's hourly rate by the estimated number of regularly scheduled hours of work for such Employee during the one-year period ending the last business day of calendar year 2003. The calculation of Base Pay shall be made without regard to payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.

     2.02. "Board of Directors" shall mean the Board of Directors of the Company.

     2.03. "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.04. "Common Stock" shall mean the Common Stock, $.02 par value, of the Company.

     2.05. "Eligibility Date" shall mean January 1, 2003; provided that any Employee who becomes an Employee of the Company or any Subsidiary by virtue of a merger or acquisition during the first three calendar quarters of calendar year 2003 (whether such transaction involves the acquisition of stock or assets) (an "Acquisition") shall have an Eligibility Date as of the first day of the calendar quarter following the effective date of such Acquisition.

     2.06. "Employee" shall mean any person, including an officer of the Company or an officer or director of a Subsidiary of the Company, who is customarily employed on a full-time or part-time basis by the Company or a Subsidiary of the Company and is regularly scheduled to work at least 20 hours per week.

     2.07. "Offering" shall have the meaning described in Section 4.01.

     2.08. "Option" shall mean any option to purchase Common Stock granted to an Employee pursuant to this Plan.

     2.09. "Participant" shall mean any Employee that is eligible to participate in the Plan and who elects to participate in the Plan.

     2.10. "Parent of the Company" shall have the meaning set forth in Section 424(e) of the Code.

     2.11. "Subsidiary of the Company" shall have the meaning set forth in
Section 424(f) of the Code.

     SECTION 3. Eligibility and Participation. The following provisions shall govern the eligibility of Employees to participate in the Plan.

     3.01. Initial Eligibility. Any Employee who shall have completed one (1) month of employment as of January 1, 2003 (including, for Employees who become Employees by virtue of an Acquisition, employment with the acquired company) shall be eligible to participate in the Offering.

     3.02. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

     (a) If, immediately after such grant, such Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of any of the Company, a Subsidiary of the Company or the Parent of the Company, such ownership to be determined by applying the rules of Section 424(d) of the Code and treating stock which the Employee may purchase under outstanding options as stock owned by the Employee; or

     (b) Which would permit his rights to purchase stock under the Plan (and under any other plans of the Company qualifying under Section 423 of the Code) to accrue at a rate which exceeds $25,000 (or, for an Employee who becomes an Employee by virtue of an Acquisition, a pro rata portion of $25,000 based on the portion of the year during which such Employee is eligible to participate hereunder) based on the fair market value of a share of Common Stock on the date of grant during calendar year 2003; or

     (c) If the exercise of such Option would result in the Employee acquiring a cumulative total of more than 2,500 shares of Common Stock under the Plan.

     3.03. Commencement of Participation. An eligible Employee may become a Participant in the Plan by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Company on or before the date set therefor. Payroll deductions shall be made from a Participant's Base Pay and shall commence on the first regularly scheduled payday after the Eligibility Date where practicable and shall terminate on the last regularly scheduled payday on or before December 31, 2003, unless sooner terminated by the Participant pursuant to Section 9.01.

     SECTION 4. Common Stock Subject to the Plan.

     4.01. Number of Shares. The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate seven hundred thousand (700,000) shares of Common Stock. The Plan will be implemented by an Offering of shares of Common Stock (the "Offering"). The Offering shall begin on January 1, 2003 and shall terminate on December 31, 2003.

     4.02. Reissuance. The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

     SECTION 5. Administration of the Plan.

     5.01. Committee. The Plan shall be administered by a committee (the "Committee"), which shall be established by the Board of Directors and shall consist of no less than two persons. All members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

     5.02. Interpretation. The Committee shall be authorized (i) to interpret the Plan and decide any matters arising thereunder and (ii) to adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.03. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

     5.04. Voting by Committee Members. Only members of the Committee shall vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

     5.05. Expenses, Etc. All expenses and liabilities incurred by the Board of Directors or the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board of Directors or the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

     SECTION 6. Payroll Deductions.

     6.01. Amount of Deduction. At the time a Participant files his authorization for payroll deduction pursuant to Section 3.03, he shall elect to have deductions made from his pay on each payday during the time he is a Participant in the Offering at the rate of from 1 to 15% of his Base Pay, or a pro rata portion thereof in the event an Employee becomes a Participant following an Acquisition.

     6.02. Participant's Account; No Interest. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue on amounts credited to a Participant's account under the Plan, regardless of whether or not the funds in such account are ultimately used to acquire shares of Common Stock.

     6.03. Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan pursuant to Section 9.01, but no other change can be made during the Offering and, specifically, a Participant may not alter the amount of his payroll deductions for the Offering.

     6.04. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     SECTION 7. Grant of Option.

     7.01. Terms and Conditions. A description of the terms and conditions of this Plan shall be made available to the Participants in such form and manner as the Committee shall approve. Such description shall be consistent with this Plan and with the treatment of Options as being issued under an "employee stock purchase plan" under Section 423 of the Code.

     7.02. Number of Option Shares; Pro Rata Allocation.

     (a) On the Eligibility Date, each Participant shall be deemed to have been granted an Option, subject to the limitations of Section 3.02, to purchase a maximum number of shares of Common Stock equal to the number obtained by dividing $25,000 by the fair market value of a share of Common Stock of the Company on the Eligibility Date, based upon the closing price of the Common Stock on the new York Stock Exchange on the last trading day immediately preceding the Eligibility Date multiplied by a fraction, the numerator of which shall be the number of calendar quarters remaining in 2003 following the Eligibility Date and the denominator of which shall be 4 (the total number of quarters in the calendar year (i.e., multiplied by 1 where the Eligibility Date is January 1, 2003, multiplied by .75 where the Eligibility Date is April 1, 2003, and so on); provided, however, that in no event shall the total number of shares of Common Stock for which Options are granted exceed 700,000 shares.

     (b) If the total number of shares of Common Stock for which Options would have been granted pursuant to Section 7.02(a) would have exceeded 700,000 shares (absent the proviso to that section), the Company shall make a pro rata allocation of the Options available for grant in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

     7.03. Option Price. The Option price per share of Common Stock subject to an Option shall be the lower of:

     (a) 85% of the fair market value of a share of Common Stock of the Company on the Eligibility Date for such Participant, based upon the closing price of a share of Common Stock on the New York Stock Exchange on the last trading day immediately preceding the Eligibility Date; and

     (b) 85% of the fair market value of a shares of Common Stock subject to the Option on the last trading day of calendar year 2003, based upon the last sale price of a share of Common Stock on the New York Stock Exchange on that date.

     7.04. Fair Market Value. For purposes of this Plan, the fair market value per share of Common Stock as of any day shall mean the last sale price as reported on the New York Stock Exchange on such day or, if such day is not a trading day, the last preceding trading day. If at any time the Common Stock is not reported on the New York Stock Exchange, the fair market value of the shares of Common Stock subject to an Option on the date the Option is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

     7.05. Interest in Option Stock. A Participant shall have no interest in shares of Common Stock covered by his Option until such Option has been exercised.

     7.06. Transferability. Neither payroll deductions credited to a Participant's account nor Options shall be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an Option shall be exercisable only by the Optionee.

     7.07 Tax Withholding. In the event that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an Option granted hereunder, the Company shall be entitled to deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     SECTION 8. Exercise of Options.

     8.01. Automatic Exercise. Unless a Participant gives written notice to the Company of withdrawal pursuant to Section 9.01, his Option to acquire Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on December 31, 2003 for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Common Stock for which Options have been granted to the Employee pursuant to Section 7.02), and any excess in his account at that time will be returned to him.

     8.02. Fractional Shares.  Fractional shares will be issued under the Plan.

     8.03. Delivery of Stock. As promptly as practicable after December 31, 2003, the Company will deliver to each Participant, in such Participant's name, the shares of Common Stock purchased upon exercise of such Participant's Option. Such issuances shall be in "book entry" form. No shares of Common Stock issued under the Plan may be certificated prior to January 1, 2005.

     SECTION 9. Withdrawal.

     9.01. In General. A Participant may withdraw all payroll deductions credited to his account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to his account will be paid to him within 30 days after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay; provided, that, the Participant gives notice of withdrawal sufficiently prior to the next scheduled payroll deduction.

     9.02. Cessation of Employee Status. In the event a Participant shall cease to be an Employee, as defined in Section 2.05, for any reason, other than as a result of his death, the payroll deductions credited to his account will be returned to him.

     9.03. Termination Due to Death. In the event a Participant shall cease to be an Employee, as defined in Section 2.05, by reason of his death, his legal representative shall have the right to elect, by written notice given to the Executive Vice President of Human Resources of the Company prior to December 31, 2003 either:

     (a) To withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

     (b) To exercise the Participant's Option granted under Section 7.02 for the purchase of shares of Common Stock on December 31, 2003 for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in the Participant's account will purchase at the applicable Option price, and any excess in such account will be returned to the Participant's legal representative.

     In the event that no such written notice of election shall be duly received by the office of the Executive Vice President of Human Resources of the Company, the Participant's legal representative shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's Option.

     SECTION 10. Adjustments.

     (a) In the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the Option price per share) subject to the unexercised portion of any outstanding Option; provided, however, that the limitations of Section 424 of the Code shall apply with respect to such adjustments; (ii) the number of shares of Common Stock for which Options may be granted under this Plan, as set forth in Section
4.01 hereof, and such adjustment shall be effective and binding for all purposes of this Plan.

     (b) Notwithstanding the foregoing, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise, or
(ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding Options including, without limitation, the revision or cancellation of any outstanding Options. Any such determination by the Committee shall be effective and binding for all purposes of this Plan.

     SECTION 11. Effect of the Plan on Employment Relationship. Neither this Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or any Subsidiary as the case may be, or limit in any respect the right of the Company or any Subsidiary to terminate such Participant's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

     SECTION 12. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase materially the benefits accruing to Participants under the Plan, (ii) to increase materially (except for increases due to adjustments in accordance with Section 10 hereof) the aggregate number of shares of Common Stock for which Options may be granted hereunder or (iii) to modify materially the requirements as to eligibility for participation in the Plan.

     SECTION 13. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate one year after its effective date. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

     SECTION 14. Effective Date of the Plan. This Plan shall be effective as of January 1, 2003, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 2003. If the Plan is not so approved, the Plan shall not become effective.

                              THE BISYS GROUP, INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting of Stockholders
                           Thursday, November 14, 2002

      The undersigned stockholder of THE BISYS GROUP, INC., a Delaware corporation, hereby appoints Dennis R. Sheehan and Kevin J. Dell, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of The BISYS Group, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at Club 101, 101 Park Avenue, New York, New York 10016 on November 14, 2002, at 9:00 a.m. (local time) and at any adjournment thereof, in accordance with the instructions on the reverse side.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO. 3. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

      PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND NO. 3.

1.    Election of Directors: FOR all nominees listed below _______

            *WITHHOLD AUTHORITY to vote for all nominees listed below ______

            *EXCEPTIONS _____

      Nominees: Lynn J. Mangum, Denis A. Bovin, Robert J. Casale, Thomas A.
                Cooper, Jay W. DeDapper, John J. Lyons, Thomas E. McInerney, and Joseph J. Melone

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

      Exceptions: ________________________________________________

2.    The proposal to approve the Company's 2003 Employee Stock Purchase Plan.

      FOR _____                 AGAINST _____                  ABSTAIN _____

3. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending June 30, 2003.

      FOR _____                 AGAINST _____                  ABSTAIN _____

      The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

                                                Change of Address and
                                                or Comments Mark Here _____


                                      Please sign exactly as name appears
                                      hereon. When shares are held in name of
                                      joint holders, each should sign. When
                                      signing as attorney, executor, trustee,
                                      guardian, etc. please so indicate. If a
                                      corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                      Date _______________________________, 2002

                                      Signature ________________________________

                                      Signature (if held jointly) ______________


SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY          VOTES MUST BE INDICATED
USING THE ENCLOSED ENVELOPE                            (X) IN BLACK OR BLUE INK.